ASSIGNMENT AND ASSUMPTION

        THIS ASSIGNMENT AND ASSUMPTION is effective as of the 31st day of August, 2005 by and between BUTTE CREEK BREWING COMPANY, LLC., a California limited liability company ("Assignor"), and GOLDEN WEST BREWING COMPANY, a California corporation ("Assignee") and GOLDEN WEST BREWING COMPANY, INC., a Delaware corporation ("Golden West").

RECITALS

        A.        Golden West formed and organized Assignee as a wholly-owned subsidiary of Golden West in order to acquire the assets, subject to certain liabilities, of Assignor.

        B.        Golden West, Assignor and Assignee entered into an Asset Purchase and Sale Agreement dated as of October 6, 2004 and subsequently amended the Asset Purchase and Sale Agreement on January 24, 2005 and July 31, 2005 (hereafter collectively referred to as the "Agreement").

        C.        The parties have satisfied all conditions necessary to the consummation of the transactions covered by the Agreement and desire to consummate same in accordance with the terms thereof.

        NOW, THEREFORE, in consideration of the payment to Assignor of an aggregate of $350,000, the assumption of certain liabilities described herein, and the issuance to Assignor of an aggregate of 200,000 shares of common stock of Golden West, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

        1.        Assignor, for itself, its successors and assigns, hereby sells, assigns, transfers, conveys and delivers to Assignee all of the right, title and interest of Assignor in and to all of its assets and properties, of whatsoever kind or description, real and personal, tangible and intangible, related to Assignor's business and operations commonly known as Butte Creek Brewing Company and located at 945 West 2nd Street, Chico, California (the "Assets").

        2.        Assignor transfers and conveys the Assets to Assignee subject to the representations and warranties of Assignor contained in the Agreement, which representations and warranties Assignor confirms and certifies are true and correct as of the date hereof.

        3.        Assignee hereby accepts the foregoing assignment and transfer of the Assets and hereby agrees to assume and pay the specific obligations and liabilities of Assignor related to Assignor's operations and listed on Exhibit A hereto (the "Assumed Liabilities"), including, without limitation, the observance and performance of all obligations required of Assignor under any contract, lease or other executory agreement included within the Assets and accruing on or after the date hereof or otherwise attributable to the period commencing on said date and continuing thereafter so long as such commitments remain in full force and effect.

        4.        Assignor shall be solely and exclusively liable for any obligations and liabilities of Assignor related to the Assets prior to the date hereof and not listed on Exhibit A hereto and expressly assumed by Assignee as an Assumed Liability and agrees to indemnify, defend and hold harmless Assignee and Golden West from any liability therefore, including attorneys fees.

        5.        Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys fees, which arise from or relate to the Assets and Assumed Liabilities on or after the date hereof.

        6.        Assignor, for itself, its successors and assigns, hereby agrees to execute and deliver to Assignee any and all further documents of conveyance, agreements, assignments, transfers or other undertakings which Assignee may request and which may be necessary to effect and consummate the conveyances herewith contained and the agreements and undertakings more fully set forth herein.

        7.        This Agreement shall be binding upon the parties hereto, their successors and assigns.

        IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

ASSIGNOR:	BUTTE CREEK BREWING COMPANY, LLC.,
a California limited liability company

By:/s/ Thomas Atmore
Thomas Atmore, Managing Member

ASSIGNEE:	GOLDEN WEST BREWING COMPANY
a California corporation

By:/s/ Brian Power
Brian Power, President

GOLDEN WEST BREWING COMPANY, INC., a Delaware corporation

By:/s/ Brian Power
Brian Power, President

Exhibit A

Golden West Brewing Company hereby assumes all liabilities of Butte Creek Brewing Company, LLC as shown on its balance sheet as of August 31, 2005 except for "Management Fees Payable" and "Advances Payable." Butte Creek shall remain liable for all Management Fees Payable and Advances Payable and shall indemnify, defend and hold harmless Golden West Brewing Company and Golden West Brewing Company, Inc. from any obligation or liability with respect thereto. The liabilities to be assumed will approximate $300,000. A detailed schedule will be prepared by Butte Creek and approved by Golden West no later than September 30, 2005.